EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1988 Employee Stock Purchase Plan and 2002 Stock Plan of Trimble Navigation Limited of our report dated January 23, 2004, with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in its Annual Report (Form 10-K), as amended, for the year ended January 2, 2004, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Palo Alto, California
August 12, 2004